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                                                                Exhibit 10(g)(v)

                                 AMENDMENT NO. 6
                                     TO THE
                  LIZ CLAIBORNE PROFIT-SHARING RETIREMENT PLAN

              (As Amended and Restated Effective January 1, 1987)


                  The Liz Claiborne Profit-Sharing Retirement Plan as amended and restated effective January 1, 1987 (the "Plan") is hereby further amended effective January 1, 1998 in the following respects:


                  (1)      Section 7.4 is restated to read as follows:


                           "7.4 Small Benefits. Notwithstanding the preceding
                  provisions of this Article VII, in the event that a Member's employment shall terminate for any reason other than death, and if the vested balance of his Account as of the Valuation Date coincident with or next following the date on which his employment terminates does not exceed (and did not exceed as of the date of any prior distribution to him under the Plan) $5,000 ($3,500 if prior to January 1, 1998) (including, if applicable, a value equal to zero), then such vested balance shall be distributed to him in cash (if the balance is greater than zero) if his employment terminated prior to July 1, 1994, as soon as practicable after such Valuation Date, unless such Member elects to receive such distribution as of any later Valuation Date within the same Plan Year as the year in which his employment terminates, and if his employment terminates on or after July 1, 1994, as soon as practicable after the end of the Plan Year in which his employment terminates, unless such Member elects to receive such distribution as of any earlier Valuation Date coincident with or following the date his employment terminates. Effective for distributions made on or after January 1, 1993, if such a Member does not make a timely election under Section 7.7 whether or not to directly roll over his distribution from the Plan, such distribution shall be made directly to the Member."


                  (2) Section 7.5 is restated to read as follows:


                           "7.5 Limitation on Distribution. Notwithstanding any
                  other provision of this Plan, but subject to Article XII, if a Member's employment terminates and his vested interest under the Plan exceeds (or exceeded as of the date of any prior distribution to him under the Plan) $5,000 ($3,500 if prior to January 1, 1998), such vested interest shall not be "immediately distributed"
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                  (within the meaning of section 411(a)(11) of the Code) without his written consent."


                  (3) Section 8.5 is restated to read as follows:


                           "8.5 Small Benefits. Notwithstanding the preceding
                  provisions of this Article VIII, if the balance of any Distribution Account to be distributed to a Beneficiary does not exceed (and did not exceed as of the date of any prior distribution to him under the Plan) $5,000 ($3,500 if prior to January 1, 1998) such vested balance shall be paid to such Beneficiary in accordance with Section 8.3.1."


                  IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer the 12th day of August, 1998.


                                                      LIZ CLAIBORNE, INC.


                                                      By: /s/ Samuel M. Miller
                                                         _____________________

ATTEST:

/s/ Nicholas J. Rubino
___________________________

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